UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

June 28, 2018

MONRO, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2018, Monro, Inc. (the “Company”) entered into an Amendment to the Employment Agreement (the “Amendment”) of Brian J. D’Ambrosia, the Company’s Senior Vice President and Chief Financial Officer. Under the Amendment, Mr. D’Ambrosia’s annual base salary increased to $350,000. In addition, under the Amendment and pursuant to the terms of the Company’s bonus plan, Mr. D’Ambrosia is now eligible to earn an increased annual bonus of up to 112.5% of his base salary upon the achievement of certain predetermined corporate objectives. The Amendment became effective as of April 1, 2018, the start of the Company’s fiscal year 2019.

A copy of the Company’s Amendment with Mr. D’Ambrosia is attached to this Current Report as Exhibit 10.68a and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.68a	Amendment to Employment Agreement by and between Monro, Inc. and Brian J. D’Ambrosia, dated June 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO, INC.
(Registrant)

July 3, 2018	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Senior Vice President, General Counsel and Secretary